UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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INNUITY, INC.

(Name of Registrant as Specified In Its Charter)

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INNUITY, INC.
8455 154th Avenue NE
Redmond, WA 98052

April 2, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of Innuity, Inc. This year’s annual meeting of shareholders will be held on Wednesday, May 2, 2007, at 9:00 a.m. Seattle time, in the Mihaila Conference Room at the offices of the Company’s outside legal counsel, DLA Piper US LLP, located at 701 Fifth Avenue, Suite 7000, Seattle, Washington 98104.

The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of Innuity by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

At the annual meeting we will review Innuity’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Very truly yours,

/s/  John R. Wall
JOHN R. WALL
Chief Executive Officer, Chairman of the Board,
Secretary and Treasurer

INNUITY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 2, 2007

TO THE SHAREHOLDERS:

Notice is hereby given that the annual meeting of the shareholders of Innuity, Inc., a Utah corporation (the “Company”), will be held on May 2, 2007, at 9:00 a.m. Seattle time, in the Mihaila Conference Room at the offices of the Company’s outside legal counsel, DLA Piper US LLP located at 701 Fifth Avenue, Suite 7000, Seattle, WA 98104, for the following purposes:

1. To elect six (6) directors to hold office until the 2008 annual meeting of shareholders and/or until their respective successors are duly elected and qualified.

2. To ratify the appointment of Hansen, Barnett & Maxwell as the Company’s independent auditors for the fiscal year ending December 31, 2007.

3. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 19, 2007 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.

By order of the Board of Directors,

/s/  John R. Wall
JOHN R. WALL
Secretary

Redmond, Washington
April 2, 2007

IMPORTANT:  Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

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INNUITY, INC.
8455 154th Avenue NE
Redmond, WA 98052

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of Innuity, Inc., a Utah corporation (“Innuity” or the “Company”), for use at its annual meeting of shareholders to be held on May 2, 2007, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the enclosed proxy are being mailed to shareholders on or about April 2, 2007.

SOLICITATION AND VOTING

Voting Securities.  Only shareholders of record as of the close of business on March 19, 2007 will be entitled to vote at the meeting and any adjournment thereof. As of that time, there were 21,454,665 shares of the Company’s Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each shareholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. The Company’s Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes.  A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes, and ratification of auditors. Non-routine matters include approval of and amendments to stock plans.

Solicitation of Proxies.  The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail through its employees, Innuity will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold Innuity stock and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies.  All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a shareholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A shareholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated all of the current members of the Board for election to the Board, to serve until the 2008 annual meeting of the Company’s shareholders and until their respective successors are duly elected and qualified.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the six (6) nominees for the Board named below.

If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason that this would occur), the proxies may be voted for such substitute nominees as the Board, upon the recommendation of the Nominating and Corporate Governance Committee, may designate.

If a quorum is present and voting, the directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote.

The Board of Directors recommends a vote “FOR” the nominees named below.

The following table sets forth the directors information with respect to their ages and position with the Company.

Name	Age	Position	Director Since

John R. Wall	49	Chief Executive Officer, Chairman of the Board, Secretary and Treasurer	November 2005
John R. Dennis	44	President and Director	November 2005
Marvin A. Mall	46	Chief Operating Officer and Director	November 2005
Keith A. Cannon	66	Director	November 2005
Harold H. Kawaguchi	69	Director	November 2005
Greg M. Stevenson	49	Director	November 2005

Directors

John R. Wall has served our Chief Executive Officer, Chairman, Treasurer and Secretary and a director since November 2005. From 1999 until November 2005, Mr. Wall served as the Chief Executive Officer of Vista. Mr. Wall previously founded Wall Data Inc. in October 1982 and served as its Chief Executive Officer until July 1999. Mr. Wall holds a Bachelor of Science degree in computer science from Northern Arizona University.

John R. Dennis has served as our President and a director since November 2005. From February 2002 to November 2005, Mr. Dennis was the President of Vista. Mr. Dennis founded and served as the Chief Executive Officer and Chairman of Innuity, Inc. (unrelated to the Company) from 1997 through its sale to Website Pros in February 2002. Mr. Dennis attended San Jose State University.

Marvin A. Mall has served as our Chief Operating Officer and a director since November 2005. From September 1999 until November 2005, Mr. Mall was Chief Operating Officer of Vista. Mr. Mall previously served as Vice President of Development at Wall Data, Inc. from April 1983 to September 1999. Mr. Mall received his bachelor’s degree in Engineering and Technology from the DeVry Institute.

Keith A. Cannon has served as a director since November 2005. For the past ten years, Mr. Cannon was a registered representative for Wilson-Davis & Co., Inc., a broker-dealer based in Salt Lake City, Utah. Mr. Cannon also serves as a member of the Board of Directors of JLM Courture, Inc. and Global Pari-Mutual Services, Inc., public companies. He has been engaged in the investment business for the past 36 years in various capacities.

Harold H. Kawaguchi has served as a director since November 2005. From June 1999 to January 2004, Mr. Kawaguchi served as Chief Executive Officer of Amnis Corp. Mr. Kawaguchi currently serves on the boards of directors of Therus Corp., Stratos Group LLC and Manifesto Group, all of which are privately held companies. Mr. Kawaguchi received a Bachelor of Arts in Industrial Design and a Masters in Fine Arts from the University of Washington.

Greg M. Stevenson has served as a director since November 2005. Mr. Stevenson is currently employed as Senior Vice President of Research by the Reagan MacKenzie investment banking firm, where he has been since September 2003. Prior to joining Reagan MacKenzie, Mr. Stevenson was employed by the Matthew G. Norton Company as Senior Vice President of Investment from September 1999 through September 2003.

Mr. Stevenson received his Bachelor of Arts degree from Sacramento State University California and his Masters in Business Administration from the American Graduate School of International Management.

Board Meetings and Committees

The Board of Directors held nine meetings, which included five telephonic meetings, during the fiscal year ended December 31, 2006. The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees was established by the Company after the Company’s acquisition of Vista. During the last fiscal year, no director who was serving in such capacity during fiscal year 2006 attended, either in person or telephonically, fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served held during that period.

The members of the Audit Committee during fiscal 2006 were Messrs. Cannon, Kawaguchi, and Stevenson. Each of the members of the Audit Committee is independent, as defined in the applicable guidelines of the Securities and Exchange Commission (the “SEC”). Mr. Stevenson is the Chair of the Audit Committee. Our Board has determined that Mr. Stevenson is an audit committee financial expert, as defined in applicable SEC guidance. The functions of the Audit Committee include retaining the Company’s independent public auditors, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of accounting and financial controls, reviewing the independence of the Company’s auditors, reviewing the Company’s critical accounting policies, and reviewing and approving related party transactions. The Audit Committee held five meetings during the fiscal year ended December 31, 2006.

The members of the Compensation Committee during fiscal 2006 were Messrs. Cannon, Kawaguchi and Stevenson. Mr. Kawaguchi is the Chair of the Compensation Committee. The Compensation Committee reviews and approves salary and bonus levels and stock option grants for executive officers. The Compensation Committee held four meetings during the fiscal year ended December 31, 2006.

The members of the Nominating and Corporate Governance Committee during fiscal 2006 were Messrs. Cannon, Kawaguchi and Stevenson. Mr. Cannon is the Chair of the Nominating and Corporate Governance Committee. The Nominating Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates. The Nominating Committee held four meetings during the fiscal year ended December 31, 2006.

Director Nomination Process

The Company’s Board of Directors has a policy for identifying and evaluating candidates for inclusion in the Company’s recommended slate of director nominees, which is as follows:

Minimum Qualifications for Board Members

The specific, minimum qualifications that the Board believes must be met by a Nominating Committee recommended nominee for a position on the Company’s Board of Directors are:

•	the nominee must be of the highest ethical character;

•	the nominee must be able to read and understand financial statements;

•	the nominee must be over 21 years of age;

•	the nominee must not have any significant and material conflict, whether personal, financial or otherwise, presented by being a member of the Board; and

•	the nominee must have the time to be available to devote to Board activities.

Necessary Qualities or Skills for Board Members

The specific qualities or skills that the Board believes are necessary for one or more of the Company’s directors to possess are:

•	nominees should have relevant business management expertise and experience, and be able to offer advice and guidance to the Company’s chief executive officer and senior management based on that expertise and experience;

•	nominees should possess any necessary independence or financial expertise that may be required by law, the National Association of Securities Dealers, and the Securities and Exchange Commission;

•	the skills, experience and background of the nominee should complement those of the other directors;

•	in making the determinations regarding nominations of directors, the Nominating Committee may take into account the benefits of diverse viewpoints; and

•	nominees must be likely to have a constructive working relationship with other directors and Company management.

Process for Identifying Candidates

The Nominating Committee uses its network of contacts, including current members of the Board, to identify potential Board candidates. The Nominating Committee may also engage, if it deems appropriate, a professional search firm to assist the Nominating Committee in identifying suitable candidates to serve on the Board. Finally, the Nominating Committee considers any nominees who would qualify as “independent directors,” under applicable SEC, Nasdaq or other rules and regulations, recommended by shareholders.

Director Candidates Recommended by Shareholders

The Nominating and Corporate Governance Committee has a policy with regard to the consideration of director candidates recommended by the shareholders, and the Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The procedures to be followed by the shareholders in submitting such recommendations are as follows: The shareholder must give written notice to the Nominating and Corporate Governance Committee not less than 120 days before the anniversary date of the Company’s proxy statement filed in connection with the prior year’s annual meeting. The Notice must be delivered in writing by registered or certified first-class postage prepaid to the Chairman of the Nominating and Corporate Governance Committee at the following address: 8644 154th Avenue NE, Redmond, Washington 98052.

The notice must be accompanied by the following:

•	the candidate’s full legal name, age, and business and residence address;

•	a complete description of the candidate’s education and work history;

•	a description of any other experience of the candidate that demonstrates an ability to serve on the board of directors of a public company;

•	all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder; and

•	a consent, to be considered as a candidate and publicly identified, executed by the candidate, which includes a certification that the information provided about the candidate is true and correct and does not omit any material information.

Evaluation of Candidates

The Nominating Committee evaluates the candidates against the criteria for directors summarized above. All incumbent directors and director candidates are to submit a completed form of directors’ and officers’ questionnaire. In the case of incumbent directors, the Nominating Committee will also review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. Finally, the process will include interviews and may include additional background and reference checks for non-incumbent director candidates, at the discretion of the Nominating Committee. The only difference in the manner in which the Nominating Committee will evaluate director candidates recommended by shareholders is that the process may include additional background and reference checks for such candidates, at the discretion of the Nominating Committee. The Nominating Committee will then consider such candidates’ qualifications and choose the nominees by majority vote.

Future Revisions to the Nominations Policy

The Company’s policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nomination process. The Nominating Committee reserves the right to make modifications in the policy from time to time.

Corporate Governance

A current copy of the charter of the Nominating and Corporate Governance Committee is available to shareholders on the Company’s website: http://www.innuity.com, under Investor Relations.

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s code of ethics is posted on its Internet website at the above website address. In the event that an amendment to, or a waiver from, a provision of the Company’s code of ethics that applies to any of its officers or directors is necessary, the Company intends to post such information on its website at the above address.

Our Board of Directors provides a process for shareholders to send communications to the Board through its Nominating and Corporate Governance Committee. All shareholder communications, except those related to shareholder proposals that are discussed below under the heading “Proposals of Shareholders,” must be sent to the Chairman of the Nominating and Corporate Governance Committee at 8644 154th Avenue NE, Redmond, Washington, 98052. All communications submitted in this manner are delivered to the directors to whom they are addressed or to the Board as a whole if not addressed to any one director.

The Company has a policy regarding director attendance at annual shareholder meetings. The policy requires the Company to make every effort to schedule its annual meeting of shareholders at a time and date to maximize attendance by directors, taking into account the directors’ schedules, and requires each Board member to make every reasonable effort to attend the Company’s annual meeting of shareholders.

Executive Officers

The following persons are our executive officers as of March 19, 2007, who will serve in the capacities noted until the election and qualification of their successors.

Name	Age	Position and Offices with Innuity

John R. Wall	49	Chief Executive Officer, Chairman of the Board, Secretary and Treasurer
John R. Dennis	44	President and Director
Marvin A. Mall	46	Chief Operating Officer and Director
Robert K. Bench	58	Chief Financial Officer
Shivonne A. Byrne	48	Chief Marketing Officer
James D. Crisera	38	President, Promotions Division
Douglas E. Merryman	45	President, Merchant Services Business Line
Stephen L. Ferrante	43	President, In-Store Systems Business Line

In addition to Messrs. Wall, Dennis and Mall, whose biographies are set forth above, certain biographical information is furnished below with respect to the following executive officers of Innuity and its subsidiaries. Each of the executive officers serves until terminated by our Board of Directors or until the officer resigns.

Robert K. Bench has served as our Chief Financial Officer since November 2005. From January 2005 to November 2005, Mr. Bench served as the Chief Financial Officer of Vista. In 2004, Mr. Bench co-founded The BayHill Group, an investment strategy firm. From November 2000 until April 2004, Mr. Bench was Chief Financial Officer of The SCO Group. Mr. Bench is a Certified Public Accountant, and prior to entering the private sector, he worked as a Certified Public Accountant for KPMG Peat Marwick. Mr. Bench holds a Bachelor of Science degree in Accounting from Utah State University.

Shivonne A. Byrne has served as our Chief Marketing Officer since November 2005. From August 2005 to November 2005, she served as the Chief Marketing Officer of Vista. From November 2004 to August 2005, Ms. Byrne was Executive Vice President and Chief Operating Officer of the Washington Software Alliance. From July 2003 to November 2004, Ms. Byrne served as Executive Vice President of Products and Marketing for Positively For Kids Inc., a publisher of books and online learning materials for kids of all ages. From April 1998 to July 2003, she was President of Creative Fusions LLC, a strategic marketing consultancy. She received her Bachelor of Arts degree in English from Stanford University.

Douglas E. Merryman has served as President of our Merchant Services business line since November 2005. From January 2003 to November 2005, Mr. Merryman was Managing Partner of Merchant Partners.com, LLC, a payment gateway services company which Vista acquired in January 2004. From December 1999 to January 2004, Mr. Merryman owned and founded WebsiteESP, a Web hosting service provider. Mr. Merryman received a Bachelor of Science degree in Engineering from Arizona State University.

Stephen L. Ferrante is the President of our In-Store Systems business line, a position he has held since February 2006. From November 2005 until February 2006 Mr. Ferrante was the Chief Operating Officer of the Company’s In-Store business line. Mr. Ferrante was the Chief Operating Officer of Vista’s In-Store Systems business line from July 2005 until the Merger. From October 2004 to July 2005, he was the Chief Operating Officer of Jadeon, Inc. Mr. Ferrante was Director of International Sales at Radiant/Aloha Technologies from 2003 to 2004. From 2001 to 2002, Mr. Ferrante served as Vice President of Sales, at Alphanet Solutions Inc. Mr. Ferrante received his master’s degree from the Graziadio School of Business Management, Pepperdine University, and his bachelor’s degree in business administration and management from the University of Phoenix.

James D. Crisera has served as President of our Promotions Division since April 2006. From September 2005 until March 2006, he served as the Chief Operating Officer of our Promotions Division. From July 2004 to September 2005, Mr. Crisera was the Vice President of Marketing for Vista. Prior to joining Vista, Mr. Crisera co-founded Vendaria, an online marketing services company, where he served as Chief Operating Officer from 1999 to 2004. Mr. Crisera started his career as an auditor with Deloitte & Touche. Jim is a

Certified Public Accountant and received his bachelor’s degree in economics and business from the University of California at Los Angeles.

There is no family relationship between any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

The Audit Committee of the Board of Directors has retained Hansen, Barnett & Maxwell as the Company’s independent public auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007. Hansen, Barnett & Maxwell audited the Company’s financial statements in fiscal years 2006 and 2005. A representative of Hansen, Barnett & Maxwell is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2006, and December 31, 2005, by our independent auditors:

	Fiscal 2006	Fiscal 2005

Audit Fees(1)	$98,867	$76,118
Audit-Related Fees(2)	$5,057	$61,505
Tax Fees(3)	$282	$3,552
All Other Fees(4)	$—	$—

Total	$104,205	$141,175

(1)	Audit fees consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes audit-related services related to acquisitions by the Company and for review of information contained in Company security offering documents.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. This category includes fees for preparation of federal and state tax returns for the Company and its subsidiaries.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Our Audit Committee ensures that we engage our independent public accountants to provide only audit and non-audit services that are compatible with maintaining the independence of our independent public accountants. Our Audit Committee approves all services provided by our independent public accountants. Permitted services include audit and audit-related services, tax and other non-audit related services. Certain services are identified as restricted. Restricted services are those services that may not be provided by our independent public accountants, whether identified in statute or determined in the opinion of the Audit Committee to be incompatible with the role of an independent public accountant. All fees identified in the preceding four paragraphs were approved by the Audit Committee. During the fiscal year ended December 31, 2006, our Audit Committee reviewed all non-audit services provided by our independent public accountants, and concluded that the provision of such non-audit services was compatible with maintaining the independence of the independent public accountants.

The Audit Committee has considered the role of Hansen, Barnett & Maxwell in providing non-audit and non-audited-related services to the Company and has concluded that such services are compatible with Hansen, Barnett & Maxwell’s independence as the Company’s auditors.

Vote Required and Board of Directors’ Recommendation

The vote of a majority of the votes cast affirmatively or negatively at the annual meeting of shareholders at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Hansen, Barnett & Maxwell as the Company’s independent public auditors for the fiscal year ending December 31, 2007.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 19, 2007, certain information with respect to the beneficial ownership of our common stock by (i) each shareholder known to the Company to be the beneficial owner of more than five percent (5%) of our outstanding common stock, (ii) each director and director-nominee of the Company, (iii) each executive officer named in the Summary Compensation Table on page 9 below, and (iv) all directors and executive officers as a group.

		Number of
	Number of	Shares	Pro Forma
	Shares	Underlying	Percent of
	Beneficially	Convertible	Common Stock
Name and Address of Beneficial Owner(1)	Owned(2)	Securities(3)	Outstanding(4)

John R. Wall(5)	5,082,319	200,000	24.4%
Mark A. LeMay(6)	2,134,340	—	9.9%
John R. Dennis(7)	1,313,993	—	6.1%
Marvin A. Mall(8)	1,031,630	174,999	5.6%
Keith A. Cannon(9)	283,987	50,000	1.6%
Harold H. Kawaguchi	287,724	—	1.3%
Greg M. Stevenson	144,987	10,000	*
Shivonne A. Byrne	—	150,000	*
Stephen L. Ferrante	—	113,750	*
Directors and executive officers as a group 11 persons)	8,594,344	862,697	42.4%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is c/o Innuity, Inc. at 8644 154th Avenue NE, Redmond, WA 98052.

(2)	Number of shares shown as beneficially owned by each person in the table includes all shares of common stock underlying options or warrants exercisable by such person within 60 days of March 19, 2007.

(3)	Represents the aggregate number of shares underlying options or warrants exercisable within 60 days of March 19, 2006.

(4)	Calculated on the basis of 21,454,665 shares of our common stock outstanding as of March 19, 2007, provided that any additional shares of common stock that a shareholder has the right to acquire within 60 days after March 19, 2006, are deemed to be outstanding for the purpose of calculating that shareholder’s percentage beneficial ownership.

(5)	Based in part on a Schedule 13D filed by John R. Wall and The Wall Family LLC with the Securities and Exchange Commission on November 9, 2005. Includes 1,000,000 shares held by the Wall Family LLC. Mr. Wall, Chief Executive Officer and a director, and his spouse, Linda Wall, have shared voting and dispositive power over the shares held by The Wall Family LLC, as managing members. Mr. Wall disclaims beneficial ownership of the shares held by The Wall Family LLC.

(6)	Based in part on a Schedule 13D filed by Mark A. LeMay with the Securities and Exchange Commission on November 9, 2005.

(7)	Includes 931,268 shares held by Seaport Ventures, LLC., 25,672 shares held by the John and Maryanne Dennis Foundation and 20,000 shares held by Mr. Dennis’ dependent child. Mr. Dennis has sole voting and dispositive power over the shares held by Seaport Ventures, LLC, as the managing member. Mr. Dennis is the President of the John and Maryanne Dennis foundation.

(8)	Based in part on a Schedule 13D filed by Marvin A. Mall with the Securities and Exchange Commission on November 9, 2005. Includes 20,000 shares held by Mr. Mall’s dependent child.

(9)	Includes 182,250 shares of common stock held by BayHill Capital LLC, of which Mr. Cannon is a member.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following Summary Compensation Table sets forth information concerning the compensation of the Company’s Chief Executive Officer, the two other most highly compensated executive officers who were employed by the Company at the end of December 31, 2006, and who earned more than $100,000 during such fiscal year. The table does not include summary information as to the Company’s compensation earned for services rendered to Vista before the Merger.

SUMMARY COMPENSATION TABLE

				Option
Name and Principal		Salary	Bonus	Grants (1)	Total
Position	Year	($)	($)	($)	($)

John R. Wall	2006	150,000	—	—	150,000
Chief Executive Officer, Chairman of the Board, Secretary and Treasurer (Principal Executive Officer)
Shivonne A. Byrne	2006	150,000	—	239,312	389,312
Chief Marketing Officer
Stephen L. Ferrante	2006	120,000	98,345	60,851	279,196
President, In-Store business line

(1)	Values of option grants represent the actual compensation cost recognized by our company during fiscal 2006 for options to purchase our common stock granted in 2006 and prior years as determined pursuant to Financial Accounting Standards No. 123R, “Share-Based Payment,” utilizing the assumptions discussed in the notes to our company’s consolidated financial statements for the year ended December 31, 2006.

Employment Contracts with Named Executive Officers

Pursuant to our acquisition of Jadeon in 2005, Mr. Ferrante receives a quarterly retention bonus based on a percentage of either the lessor of the percentage of Jadeon Inc.’s quarterly revenue or net income excluding amortization expense. In the event that the calculated quarterly amount is less than $6,500, Mr. Ferrante will receive a minimum of $6,500 for that quarter. Mr. Ferrante is entitled to receive a maximum of $588,000 under this bonus plan so long as he remains employed with the Company. Mr. Ferrante is also entitled to performance bonuses of up to $50,000 per year based on performance objectives mutually agreed to by him and the Chief Executive Officer. Of the amount included as bonuses for Mr. Ferrante for the 2006 fiscal year, $48,345 relates to quarterly retention bonuses of which $15,130 was unpaid and accrued as of December 31, 2006, and $50,000 relates to performance bonuses, all of which was accrued and unpaid as of December 31, 2006.

None of the Named Executive Officers would receive any additional remuneration upon termination or as a result of a change-in-control of the Company.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the named executive officers at December 31, 2006:

		Option Awards
				Equity Incentive
				Plan Awards:
		Number of	Number of	Number of
		Securities	Securities	Securities
		Underlying	Underlying	Underlying
		Unexercised	Unexercised	Unexercised		Option
		Options	Options	Unearned	Option Exercise	Expiration
		(#)	(#)	Options	Price	Date
Name		Exercisable	Unexercisable	(#)	($)	(Month-Year)

John R. Wall		—	—	—	—
Shivonne A. Byrne	(1)	7,142	—	—	0.35	Nov-09
	(2)	131,250	168,750	—	0.47	Sep-15
Stephen L. Ferrante	(2)	28,750	33,750	—	0.47	Sep-15
	(2)	65,000	—	—	0.47	Jun-15
	(2)	—	65,000	—	0.57	Oct-16

(1)	These options were issued by Vista.Com, Inc. prior to its merger with the Company. Pursuant to the Agreement and Plan of Merger dated October 21, 2005, the Company assumed the outstanding Vista.com options, including the 7,142 options issued to Ms. Byrne noted above, on a 1:1 basis on the same terms and conditions of the original grant.

(2)	These options vest over 3 1/2 years with 25% vesting six months from the date of issuance and an additional 6.25% vesting every month thereafter until fully vested. The options expire 10 years after the date of issuance.

Compensation of Directors

The Company does not pay its directors annual fees or meeting fees for attending Board or Board committee meetings. The Company does, however, reimburse its directors for their out of pocket travel costs in attending Board and Board committee meetings.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information regarding our equity compensation plans as of December 31, 2006.

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to Be	Weighted-Average Exercise	Equity Compensation Plans
	Issued Upon Exercise of	Price of Outstanding	(Excluding Securities
	Outstanding Options,	Options, Warrants and	Reflected in the First
	Warrants and Rights	Rights	Column)

Equity compensation plans approved by security holders	2,159,911	$0.83	1,973,011
Equity compensation plans not approved by security holders	None	N/A	None

Total	2,159,911	$0.83	1,973,011

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BayHill Group

Our Company is a party to a services agreement with BayHill Group LLC (BayHill), a Utah limited liability company (the “BayHill Agreement”). Robert K. Bench, our Chief Financial Officer is a member of BayHill. During 2006, BayHill billed us $232,087 for services rendered, which included the services of Robert K. Bench as our Chief Financial Officer and services provided by other BayHill members. Under the BayHill Agreement, we have agreed to reimburse BayHill’s reasonable expenses incurred on our behalf. To the extent such expenses are expected to exceed $5,000 in any single month, BayHill must receive our approval in advance. The agreement automatically extends for successive periods of twelve months ending in December, unless cancelled by us or BayHill upon ninety (90) days prior written notice.

Convertible Debt

We received cash of $345,000 in 2006 in exchange for issuing 15% convertible notes as follows:

John R. Wall, Chief Executive Officer, Chairman of the Board, Secretary and Treasurer	$200,000
Marvin A. Mall, Chief Operating Officer and Director	50,000
Keith A. Cannon, Director	50,000
Greg M. Stevenson, Director	10,000
Others	35,000

$345,000

The notes issued were initially convertible into common shares at the rate of one share for each $1.50 of principal and accrued interest at the option of the note holder and for each $1,000 of notes the investors received warrants to purchase 200 shares of common stock at an exercise price of $0.01 per share. We issued the above notes as part of an ongoing financing for which the Board of Directors has approved raising up to $2,000,000 of total funds. The terms of this financing were amended subsequent to the issuance of the above notes. The amended terms of the financing are:

•	The notes are now convertible at the option of the holder at a rate of one share for each $1.00 of principal and accrued interest.

•	Interest is to be paid annually in either cash or common stock to be determined by the Company, at a rate of one share of common stock for each $0.50 of accrued interest.

•	For each $1,000 of principal the investors receive warrants to purchase 1,000 shares of common stock at an exercise price of $0.01 per share. The warrants expire two years from the date of the notes or 30 days after the closing bid price of the Company’s common stock is greater than $2.00 per share for 20 consecutive trading days and the average daily trading volume during the 20 day period is at least 20,000 shares of common stock.

Issuance of Common Stock

In November 2006, Seaport Ventures, LLC and BayHill Capital purchased 143,000 shares of our common stock from a third party. John R. Dennis, our President and a member of our Board of Directors is also the President and managing member of Seaport Ventures, LLC. Keith A. Cannon, a member of our Board of Directors, and Robert K. Bench, our Chief Financial Officer, are members of BayHill Capital. The shares purchased were subject to a $50,000 penalty for non-registration of the shares. We issued a total of 100,000 shares of our common stock to Seaport Ventures, LLC and BayHill Capital as consideration for the cancellation of the registration rights of the third party.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with, except that Messrs. Bench, Cannon and Dennis each filed two late reports with respect to two transactions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Hansen, Barnett & Maxwell our independent auditor, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee consists of three directors, each of whom, in the judgment of the Board, is an “independent director” as defined in applicable Securities and Exchange Commission guidelines. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Committee has discussed and reviewed with the Company’s independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with Hansen, Barnett & Maxwell, with and without management present, to discuss the overall scope of Hansen, Barnett & Maxwell’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.

The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

AUDIT COMMITTEE

Greg M. Stevenson
Keith A. Cannon
Harold H. Kawaguchi

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a shareholder proposal to be included our proxy materials for the annual meeting to be held in 2008, the proposal must be received at our principal executive offices, addressed to the corporate secretary, no later than December 4, 2007 (120 calendar days in advance of the one year anniversary of the date this proxy statement was released to shareholders in connection with the 2007 annual meeting of shareholders). Shareholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive timely notice of the proposal, addressed to the secretary at our principal executive offices. To be timely, notice of shareholder business must be received by our corporate secretary no later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced. A shareholder’s notice to the corporate secretary must set forth as to each matter the shareholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class and number of shares of Innuity common stock which are beneficially owned by the shareholder and such other beneficial owner, and (iv) any material interest of the shareholder and such other beneficial owner in such business.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2007 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

/s/  John R. Wall

JOHN R. WALL
Secretary

April 2, 2007.

▼ DETACH PROXY CARD HERE ▼

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ITEM 1 AND “FOR” ITEM 2.
1. Board of Directors recommends a vote “FOR” Item 1 and “FOR” Item 2.

ELECTION OF DIRECTORS	☐	FOR all nominees listed (except as withheld)	☐	WITHHOLD AUTHORITY to vote all nominees
Director Nominees: 01 Keith A. Cannon, 02 John R. Dennis, 03 Harold H. Kawaguchi, 04 Marvin A. Mall, 05 Greg M. Stevenson,
06 John R. Wall
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.)
2. PROPOSAL TO RATIFY THE SELECTION OF HANSEN, BARNETT & MAXWELL LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign exactly as name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associates, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

(Name: please print exactly as shares are issued)

Date:	, 2007

Signature

Signature

ANNUAL MEETING OF SHAREHOLDERS
INNUITY, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON
May 2, 2007
The undersigned hereby appoint(s) John R. Wall and Marvin A. Mall, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Innuity, Inc. held of record by the undersigned on March 19, 2007, at the Annual Meeting of Shareholders of Innuity, Inc. to be held at the Columbia Center located at 701 Fifth Avenue, Suite 7000, Mihaila Conference Room, Seattle, Washington 98104, beginning at 9:00 a.m., local time, on Wednesday, May 2, 2007, with authority to vote upon the matters listed on reverse and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.
(IMPORTANT— PLEASE DATE AND SIGN ON THE OTHER SIDE)